UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  July 13, 2004

Xponential, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-13919	75-2520896
(State of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6400 Atlantic Boulevard, Suite 190, Norcross, Georgia 30071
(Address of principal executive offices)

678-720-0660
(Registrant’s telephone number)

2175 Old Concord Road SE, Suite 200, Smyrna, Georgia 30080
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Election of Director.

On July 13, 2004 Dr. J. Robert Collins was appointed to serve as a director of the Registrant by the Board of Directors of the Registrant.  Dr. Collins was also appointed to serve as a member of the Audit Committee and of the Nominating and Governance Committee of the Board of Directors of the Registrant effective August 2, 2004.

Dr. Collins is a principal with Collins & Collins, LLC, a business development and private capital company.  He is also a Distinguished Lecturer in Entrepreneurship in the College of Business and Technology, Texas A&M University-Commerce.  He previously served in a variety of executive capacities with Raytheon E-Systems (now Raytheon Systems Company) and its subsidiaries.  Dr. Collins received a BS degree in Mathematics from Lamar University, ME and Ph.D. degrees in Electrical Engineering from Texas A&M University, and an MBA in Management from the University of Dallas.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

August 24, 2004	XPONENTIAL, INC.

	By:	/s/ Dwayne A. Moyers
Dwayne A. Moyers,
Chief Executive Officer